Exhibit 4.2

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

This Agreement of Resignation, Appointment and Acceptance, dated as of June 26, 2012 (this “Agreement”), is made by and among WFN Credit Company, LLC, as transferor under the Pooling Agreement referenced in Exhibit A (the “Transferor”), The Bank of New York Mellon Trust Company, N.A., a national banking association (“BNYM”), and Union Bank, N.A., a national banking association (“Union Bank”).

RECITALS:

WHEREAS, the Transferor and BNYM entered into one or more trust indentures, paying agency agreements, registrar agreements, or other relevant agreements as such are more particularly described in Exhibit A (the “Exhibit”) under the section entitled "Agreements" (such agreements, individually and collectively referred to herein, together with all Transaction Documents (as defined in the Pooling Agreement referenced in the Exhibit) to which BNYM is a party, as the "Agreements") under which BNYM was appointed in the capacity or capacities identified in the Exhibit (individually and collectively the "Capacities");

WHEREAS, the Transferor desires to appoint Union Bank as the successor to BNYM in its Capacities under the Agreements; and

WHEREAS, Union Bank is willing to accept such appointment as the successor to BNYM in its Capacities under the Agreements;

NOW, THEREFORE, the parties hereto, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

ARTICLE I
BNYM

SECTION 1.01.   BNYM hereby resigns from its Capacities under the Agreements.

SECTION 1.02.   BNYM hereby assigns, transfers, delivers and confirms to Union Bank all right, title and interest of BNYM in its Capacities relating to the Agreements.  BNYM hereby authorizes the filing of such financing statements as the Transferor shall deem necessary or desirable to assign such right, title and interest of BNYM under the Agreements to Union Bank.

ARTICLE II
THE TRANSFEROR

SECTION 2.01.   The Transferor hereby accepts the resignation of BNYM from its Capacities under the Agreements.

SECTION 2.02.   All conditions relating to the appointment of Union Bank as the successor to BNYM in its Capacities under the Agreements have been met by the Transferor, and the Transferor appoints Union Bank to its Capacities under the Agreements with like effect as if originally named to such Capacities under the Agreements.

ARTICLE III
UNION BANK

SECTION 3.01.   Union Bank hereby represents and warrants to BNYM, the Transferor and World Financial Network Credit Card Master Trust that Union Bank is qualified to act in the Capacities under the Agreements.

SECTION 3.02.   Union Bank hereby accepts its appointment to the Capacities under the Agreements and accepts and assumes the rights, powers, duties and obligations of BNYM under the Agreements, upon the terms and conditions set forth therein, with like effect as if originally named to such Capacities under the Agreements.

SECTION 3.03.   Upon Union Bank’s appointment to the Capacities under the Agreements and receipt of the existing Collateral Certificate (as defined in the Collateral Supplement (as defined in the Exhibit)), Union Bank shall cancel the existing Collateral Certificate, authenticate a replacement Collateral Certificate in the name of “Union Bank, N.A.”, and deliver such replacement Collateral Certificate to Union Bank, as indenture trustee.

ARTICLE IV
MISCELLANEOUS

SECTION 4.01.   This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of 12:01 A.M. local New York time on the Effective Date set forth in the Exhibit.

SECTION 4.02.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.03.   This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, email or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

SECTION 4.04.   The persons signing this Agreement on behalf of the Transferor, Union Bank and BNYM are duly authorized to execute it on behalf of the each party, and each party warrants that it is authorized to execute this Agreement and to perform its duties hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.

WFN Credit Company, LLC By: /s/ Ronald C. Reed Name: Ronald C. Reed Title: Assistant Treasurer
The Bank of New York Mellon Trust Company, N.A. By: /s/ David Hill Name: David Hill Title: Vice President
Union Bank, N.A. By: /s/ Eva Aryeetey Name: Eva Aryeetey Title: Vice President
Acknowledged and Accepted:

World Financial Network Bank By: /s/ Timothy P. King Name: Timothy P. King Title: President

EXHIBIT A

Effective Date: June 26, 2012

Agreements:

Description of relevant Agreement & Date	The Bank of New York Mellon Trust Company, N.A.’s Capacities
Second Amended and Restated Pooling and Servicing Agreement, as amended and restated a second time on August 1, 2001, between WFN Credit Company, LLC, World Financial Network National Bank and BNYMTC, as amended, supplemented or otherwise modified from time to time, as supplemented by the Collateral Series Supplement, dated as of August 21, 2001 (the “Collateral Supplement”), between WFN Credit Company, LLC, World Financial Network National Bank and BNYMTC, as amended, supplemented or otherwise modified from time to time.
Trustee, Transfer Agent and Registrar, Paying Agent